EXHIBIT 99.1

Newmont Increases Stake in Solitario to 9.95%

With $2.5 Million Strategic Investment

DENVER, CO – August 2, 2023 - Solitario Resources Corp. (“Solitario” or the “Company”) (NYSE American: XPL; TSX: SLR) is pleased to announce that it has entered into an agreement with Newmont Overseas Exploration Ltd. (“Newmont” or “Investor”), for the purchase and sale of 4,166,667 shares of common stock of the Company (the “Shares”), at a price of $0.60 per share for total proceeds of $2,500,000 (the “Offering”).  With this financing, and including Newmont’s previous share position in Solitario, Newmont becomes Solitario’s largest shareholder controlling approximately 9.95% of the company’s currently outstanding shares.

The Company did not engage an underwriter or placement agent for the Offering, and there were no underwriter discounts or commissions or placement agent fees. The net proceeds of the Offering will be used to advance the Company’s exploration activities at its core projects and for general corporate purposes.

The sale of the Shares was made pursuant to a stock purchase agreement between the Company and the Investor. The Shares were sold in a private placement on July 31, 2023, pursuant to one or more exemptions from registration with the Securities and Exchange Commission.  In connection with the sale of the Shares the Company and Newmont entered into an Investor Rights Agreement granting Newmont certain rights, including a preemptive right, registration rights, anti-dilution rights, and certain rights with respect to the sale, financing and operation of the Company’s Gold Crest property assets.

Chris Herald, President and CEO of Solitario, stated: “Newmont has been a long-term shareholder of Solitario.  With this strategic investment financing, Newmont becomes our largest shareholder with a 9.95% equity interest.  This financing enhances our existing cash and marketable securities balance to approximately US$6.1 million.”

About Solitario

Solitario is a natural resource exploration company focused on high-quality Tier-1 gold and zinc projects. The Company is traded on the NYSE American (“XPL”) and on the Toronto Stock Exchange (“SLR”). In addition to its Florida Canyon and Lik joint venture projects, Solitario owns a 100% interest in the 33,000-acre Golden Crest gold project in South Dakota.  At Golden Crest, Solitario has discovered over fifteen areas with significant gold mineralization at surface and is currently permitting a drilling program to test for gold in the sub-surface.  Additional information about Solitario is available online at www.solitariozinc.com.

For More Information Please Contact:

Christopher Herald, President and CEO	303-534-1030 Ext. 14

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934, and as defined in the United States Private Securities Litigation Reform Act of 1995 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Forward-looking statements are statements that are not historical facts. They are based on the beliefs, estimates and opinions of the Company's management on the date the statements are made and address activities, events or developments that Solitario expects or anticipates will or may occur in the future, and are based on current expectations and assumptions.  Forward-looking statements involve numerous risks and uncertainties. Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Such forward-looking statements include, without limitation, statements regarding the Company’s expectation of the projected timing and outcome of engineering studies; expectations regarding the receipt of all necessary permits and approvals to implement a mining plan, if any, at any of its mineral properties.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to risks that Solitario’s and its joint venture partners’ exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of zinc, gold, lead and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors, and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; the possibility that environmental laws and regulations will change over time and become even more restrictive; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; risks relating to the impacts of Covid-19 or similar variants; as well as those factors discussed in Solitario’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Solitario’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.